EXHIBIT A - JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Amendment No. 4 to Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: May 16, 2005

HUTCHISON WHAMPOA LIMITED

By:	/s/ Frank J. Sixt
Name:	Frank J. Sixt
Title:	Director

U.F. INVESTMENTS (BARBADOS) LIMITED

By:	/s/ Frank J. Sixt
Name:	Frank J. Sixt
Title:	Director

CHEUNG KONG (HOLDINGS) LIMITED

By:	/s/ Frank J. Sixt
Name:	Frank J. Sixt
Title:	Director